UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2013 (February 11, 2013)

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 Aquila Guest Ranch, LLC (“AGR”), an entity owned by the family of our Chief Executive Officer, Tony Aquila, owns a working guest ranch in Wyoming. Mr. Aquila and AGR have supported the development of Solera Holdings, Inc. (the “Company”) and its subsidiaries by hosting numerous events at the ranch and, at AGR's expense, renovating several facilities on the premises. The ranch been used for various Company purposes, including: functions intended to foster client, partner and vendor relations as well as business and corporate development; global employee training and team building; management retreats; and employee excellence awards.
Prior to February 11, 2013, the ranch was used by the Company without charge. The Nominating and Corporate Governance Committee has determined that the Company's use of the ranch in the past and going forward has been and is beneficial to the Company's business. On February 11, 2013, the Nominating and Corporate Governance Committee of the Board of Directors approved entering into a Facilities Use Agreement and an Indemnification Agreement between the Company and AGR, which agreements govern the Company's use of the ranch.
Under the Facilities Use Agreement, the Company will pay AGR a fixed annual fee of $140,000 for use of the facilities during 2013. The fee was determined by multiplying the estimated daily operating costs of the ranch by an assumed number of days that the Company will use the ranch, which use is based on historical and expected future use. In approving the amount of the fee, the Nominating and Corporate Governance Committee and the independent members of the Board considered the rates charged by comparable third-party facilities in the vicinity of the ranch and determined that the Fee is lower than the amounts the Company would pay for the use of such comparable facilities.
The Facilities Use Agreement will remain in effect until December 31, 2013 unless it is terminated or extended by its terms. The Facilities Use Agreement automatically renews on an annual basis unless either party provides the other party 30 days written notice of termination. Under the Facilities Use Agreement, the Company is also obligated to pay out-of-pockets costs incurred in connection with, and replenish expendable goods used as a result of the Company use of the ranch. The Indemnification Agreement provides that the Company will indemnify AGR and certain other indemnitees for any claims, demands, causes of action and damages that may arise out of the Company's use of the ranch.
In accordance with the Audit Committee's charter, the Audit Committee will periodically - and at least annually - review the Company's use of the ranch, the fee, the Facilities Use Agreement and the Indemnification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: February 15, 2013	Name: Jason Brady
Title: Senior Vice President, General Counsel and Secretary